Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MIRAGEN THERAPEUTICS, INC.

AND

THE LEUKEMIA & LYMPHOMA SOCIETY, INC.
____________________________________________________________

COMMON STOCK PURCHASE AGREEMENT
____________________________________________________________

August 6, 2018

MIRAGEN THERAPEUTICS, INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of August 6, 2018, by and between Miragen Therapeutics, Inc., a Delaware corporation (the “Company”), and The Leukemia & Lymphoma Society, Inc. (the “Purchaser”).
RECITALS
A.    The Company has authorized the sale and issuance of certain shares pursuant to Section 1.1 below (the “Shares”) of the common stock of the Company, $0.01 par value per share (the “Common Stock”), to certain investors in a private placement (the “Offering”).
B.    Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to sell to the Purchaser the Purchaser desires to purchase from the Company, that amount of shares of Common Stock as determined herein through a series of separate closings, on the terms and subject to the conditions set forth in this Agreement.
TERMS AND CONDITIONS
Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.    Purchase of the Shares.
1.1    (a)    Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below) and each Subsequent Closing (as defined below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the applicable number of Shares for the applicable Aggregate Purchase Price set forth opposite such Closing (as defined below) on Exhibit A, as such exhibit may be amended from time to time. The applicable number of Shares to be purchased at each Closing is referred to as the “Applicable Number of Shares” and the Aggregate Purchase Price for each such Closing is referred to as the “Aggregate Purchase Price.”
(b)    Initial Closing Shares. The “Initial Closing Shares” means a number of Shares equal to the quotient (rounded down to the nearest whole number of shares in the aggregate) obtained by dividing: (i) the Aggregate Purchase Price for the Initial Closing, by (ii) the average of the volume weighted-average prices of a share of the Company’s common stock on the Nasdaq Global Market (the “Principal Market”) for each of the three trading days ending two trading days prior to the date of the Initial Closing, as reported by Bloomberg or such other third-party provider that is mutually agreed upon by the parties.
(c)    Subsequent Closing Shares. The “Subsequent Closing Shares” means a number of shares equal to the quotient (rounded down to the nearest whole number) obtained by dividing: (i) the Applicable Purchase Price for the Applicable Subsequent Closing, by (ii) the average of the volume weighted-average prices of a share of the Company’s common stock on the Principal Market for each of the three trading days beginning with the first trading day after the date of achievement of the relevant Milestone Event set forth on this Exhibit A, as reported by Bloomberg or such other third-party provider that is mutually agreed upon by the parties.
1.2    Closing; Closing Date.
(a)    The Company shall sell and the Purchaser shall purchase the applicable number of Shares set forth on Exhibit A with respect to the initial closing (the “Initial Closing”), as soon as practicable following the satisfaction of the conditions to the Initial Closing set forth in Section 4, or at such other time and place as the Company and the Purchaser may agree.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)     At any time following the Initial Closing, but prior to December 31, 2021, the Company shall sell, and the Purchaser shall purchase, the applicable number of Shares set forth on Exhibit A, remotely by facsimile or other electronic transmission of documents on the fifth trading day on the Principal Market after written notice has been given by the Company to the Purchaser stating that the relevant milestone has occurred and including facts sufficient to establish the relevant milestone has occurred for the second closing, third closing, fourth closing, or fifth closing, as applicable, set forth on Exhibit A (each, a “Subsequent Closing”) and the satisfaction of the conditions to each Subsequent Closing set forth in Section 4, or at such other time and place as the Company and the Purchaser may agree.
(c)    The date on which the Initial Closing or a Subsequent Closing occurs, is referred to as a “Closing Date” and each is referred to a “Closing” unless otherwise specified.
1.3    Delivery of the Shares. At each Closing, subject to the terms and conditions hereof, the Company will instruct its transfer agent to credit the Purchaser the applicable number of Shares set forth on Exhibit A for such Closing. At each Closing, the Purchaser will cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Applicable Purchase Price for the Shares to be purchased by the Purchaser as set forth in Exhibit A at such Closing, unless other means of payment shall have been agreed upon by the Purchaser and the Company.
2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser:
2.1    Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Shares. This Agreement has been duly authorized, executed, and delivered by the Company and, upon due execution and delivery by the Purchaser, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally and to general equitable principles.
2.2    No Conflict with Other Instruments. The execution, delivery, and performance of this Agreement, the issuance and sale of the Shares, and the consummation of the actions contemplated by this Agreement will not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (ii) any contract, instrument, or other agreement to which the Company or any subsidiary is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (each, a “Material Contract”); or (iii) any statute, rule, law, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its assets or properties; or (b) result in the creation or imposition of any lien, encumbrance, or other adverse claim whatsoever upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, acceleration, or cancellation of any Material Contract, except in the case of (a)(ii), (a)(iii) and (b) above, as would not result in a material adverse effect on the Company or its subsidiaries’ (taken as a whole) business, financial condition, properties, results of operations, prospects, or assets, or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3    Certificate of Incorporation; Bylaws. The Company has made available to the Purchaser true, correct, and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.
2.4    Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate, and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.5    SEC Filings; Financial Statements. The Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “10-K”), and all other reports or proxy statements filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2017 and prior to the date of this Agreement (in the case of the Initial Closing) and prior to the date of the Applicable Subsequent Closing (in the case of a Subsequent Closing) (collectively, the “Company SEC Documents”): (i) at the time of filing thereof, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Exchange Act”); and (ii) as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company SEC Documents are the only filings required of the Company pursuant to the Exchange Act for such period. The financial statements included in each Company SEC Document (A) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be disclosed therein or in the notes thereto and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which adjustments shall not, in any event, be expected to have a Material Adverse Effect); and (B) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows and changes in stockholders’ equity for the periods shown. Except as set forth in the financial statements included in the Company SEC Documents filed prior to the date hereof, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2017, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to December 31, 2017, have not had nor could reasonably be expected to have a Material Adverse Effect.
2.6    Capitalization. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, of which 30,597,199 shares are issued and outstanding as of July 31, 2018 and; (b) 5,000,000 shares of undesignated preferred stock, none of which are outstanding as of the date of this Agreement. All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or as disclosed in the Company SEC Documents, as of the date hereof, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants, or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary; (ii) obligations of the Company to purchase, redeem, or otherwise acquire any of its outstanding capital stock or any interest therein or to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pay any dividend or make any other distribution in respect thereof; or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares.
2.7    Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and, to the extent recognized in the jurisdiction of incorporation or organization and expect as would not reasonably be expected to have a Material Adverse Effect, is in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as set forth in the Company SEC Documents, all of the outstanding capital stock or other securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.
2.8    Valid Issuance. The Shares are duly authorized and, when issued, sold, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale, and delivery of the Shares in accordance with the terms hereof, will not be subject to preemptive rights of stockholders of the Company.
2.9    Offering. Assuming the accuracy of the representations of the Purchaser in Sections 3.3 and 3.8 of this Agreement on the date hereof and on the Closing Date, the offer, issue and sale of the Shares to the Purchaser as contemplated hereby are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchaser. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering materials in connection with the offering and sale of the Shares. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.
2.10    Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of the executive officers (as such term is defined in Rule 405 under the Securities Act) of the Company (the “Company’s Knowledge”), currently threatened against the Company or any of its subsidiaries that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding, or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree, or order of any court, regulatory body, arbitral panel, administrative agency, or other government body which would reasonably be expected to have a Material Adverse Effect.
2.11    Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

authority on the part of the Company is required for the execution, delivery, and performance by the Company of this Agreement and the offer, issuance, and sale of the Shares, except for filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which notices will be filed by the Company on a timely basis.
2.12    No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.
2.13    Compliance. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws (or similar organizational documents). Neither the Company nor any of its subsidiaries has been advised or has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and its subsidiaries has all necessary franchises, licenses, certificates, and other authorizations from any foreign, federal, state, or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates, and other authorizations would not reasonably be expected to have a Material Adverse Effect.
2.14    No Material Changes. Except as disclosed in the Company SEC Documents, since December 31, 2017 through the date of this Agreement, there has not been any change that has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 2017 through the date of this Agreement, the Company has not declared or paid any dividend or distribution on its capital stock.
2.15    Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor any applicable subsidiary of the Company nor, to the Company’s Knowledge, any other party to such contracts is in breach of or default under any of such contracts. Neither the Company nor any of its subsidiaries has any contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.
2.16    Intellectual Property; Privacy Policies.
(a)    The Company and each of its subsidiaries has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results, or other proprietary rights used in the business of the Company or such subsidiary (collectively, “Intellectual Property”). All issued patents, registered trademarks, and registered copyrights owned by the Company or such subsidiary were duly registered in, filed in, or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions and since issuance have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.
(b)    To the Company’s Knowledge, no third party is interfering with, infringing upon, misappropriating, or violating any Intellectual Property of the Company or its subsidiaries.
(c)    To the Company’s Knowledge, the present business, activities, and products of the Company and its subsidiaries do not infringe upon any Intellectual Property of any other person. No

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed since December 31, 2017 through the date of this Agreement or is pending as of the date of this Agreement.
(d)    As of the date of this Agreement, no proceedings have been instituted or pending or, to the Company’s Knowledge, threatened, which challenge the rights of the Company or any of its subsidiaries to the use of the Intellectual Property. The Company and each of its subsidiaries has the right to use, free and clear of material claims or rights of other persons, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted except as would not have a Material Adverse Effect.
(e)    All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary, are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto, and, to the Company’s Knowledge, no other party to any such license or other agreement is in default thereunder (and there exists no condition which, with the passage of time or otherwise, would constitute a default by such other party), except for any such default that would not have a Material Adverse Effect.
(f)    The Company and its subsidiaries have complied with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal, and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their operations, except for any noncompliance that would not have a Material Adverse Effect. With respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the Company’s Knowledge, there has been no unauthorized access to or other misuse of such information.
2.17    Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance, in all material respects, with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Shares does not require stockholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.
2.18    Accountants. KPMG LLP, who expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have advised the Company that they are, and to Company’s Knowledge they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.
2.19    Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company’s Knowledge, there is no tax deficiency which has been or might be asserted or threatened against it or any of its subsidiaries by any taxing jurisdiction.
2.20    Insurance. The Company and each of its subsidiaries maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
2.21    Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.
2.22    Related Party Transactions. To the Company’s Knowledge, except with respect to the transactions contemplated hereby, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers, or directors, or any affiliate or affiliates of any such affiliate, officer, or director that as of the date hereof is required to be disclosed pursuant to Section 13, 14, or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.
2.23    Books and Records. The books, records, and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.
2.24    Disclosure Controls and Internal Controls.
(a)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.
(b)    Except as described in the Company SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) and designed such controls and procedures to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. To the Company’s Knowledge, except as described in the Company SEC Documents, there is no (A) significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.
(c)    Since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Company SEC Documents, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
(d)    Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.
(e)    To the Company’s Knowledge, except as described in the Company SEC Documents, neither the board of directors nor its audit committee has been informed, nor, to the Company’s Knowledge, is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.
2.25    No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.
2.26    Application of Takeover Protections; Rights Agreement. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
2.27    Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
2.28    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
2.29    Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that it and its subsidiaries’ relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. The Company and each of its subsidiaries is in compliance with all federal, state, local, and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
2.30    Environmental Laws. The Company and each of its subsidiaries (a) is in compliance with any and all Environmental Laws (as defined below), (b) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b), and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local, or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
2.31    No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. With the exception of the proposed sale of Shares as contemplated herein (as to which the Company makes no representation), neither the Company nor any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
2.32    Certain Acknowledgements. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.7 hereof), it is understood and acknowledged by the Company that: (a) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (b) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (c) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (d) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (i) the Purchaser may engage in hedging activities at various times during the period that the Shares are outstanding, and (ii) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach hereof.
2.33    No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
3.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:
3.1    Legal Power. The Purchaser is validly existing and has all requisite corporate power and authority to invest in the Shares pursuant to this Agreement. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Initial Closing.
3.2    Due Execution. This Agreement has been duly authorized, executed, and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.
3.3    Investment Representations.
(a)    Investment for Own Account. The Purchaser is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.
(b)    Transfer Restrictions; Legends. The Purchaser understands that (i) the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they have not been registered under the Securities Act and are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances; (ii) the Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchaser in this Agreement, and that the Shares must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exempt from such registration; (iii) the Shares will be subject to the following legend until the earlier of (A) such date as the Shares have been registered for resale by the Purchaser or (B) the date the Shares are eligible for sale under Rule 144 under the Securities Act or any successor rule (“Rule 144”):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(iv) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless (A) the conditions specified in the foregoing legends are satisfied, (B) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, (C) if the Purchaser provides the Company with reasonable assurance, such as through a representation letter, that the Shares may be sold pursuant to Rule 144 or (D) other satisfactory assurances, as determined by the Company, of such nature are given to the Company. If so required by the Company’s transfer agent, the Company shall cause its counsel to issue and deliver a legal opinion to the transfer agent to effect the removal of the restrictive legend contemplated by this Agreement.
The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.
The Shares shall not bear any legend (including the legend set forth in this Section): (1) following a sale of such Shares pursuant to Rule 144, or (2) while such Shares are eligible for sale under Rule 144. Following such time as restrictive legends are not required to be placed on the Shares, the Company will, no later than five business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a request of removal of such legend from the book entry position of the Purchaser for the Shares, deliver or cause to be delivered to the Purchaser Shares that are free from the restrictive legend provided for in this Section 3.3(b). Upon request of the Purchaser, the Company shall use commercially reasonable efforts to have the Company’s transfer agent promptly effect the removal of the legend hereunder after such time as restrictive legends are not required on the Shares, including providing, at the Company’s expense, an opinion of counsel if required by the Company’s transfer agent. The Company may not make

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system. The Company will pay all fees and expenses of its transfer agent and the Depository Trust Company in connection with the removal of legends pursuant to this Section 3.3(b).
The Purchaser agrees that the removal of the restrictive legend from the Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
(c)    Financial Sophistication; Due Diligence. The Purchaser can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. The Purchaser has, in connection with its decision to purchase the Shares, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision. Such Purchaser acknowledges receipt of copies of the Company SEC Documents.
(d)    Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.
(e)    Residency. The Purchaser is organized under the laws of New York, and its principal place of operations is in Rye Brook, New York.
(f)    General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Purchaser was first contacted by the Company, the Purchaser had a pre-existing and substantial relationship with the Company.
3.4    No Investment, Tax or Legal Advice. The Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. The Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
3.5    Additional Acknowledgement. The Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Purchaser acknowledges that it has not taken any actions that would deem the Purchaser to be members of a “group” for purposes of Section 13(d) of the Exchange Act.
3.6    Limited Ownership. The purchase of the Shares issuable to the Purchaser at each Closing will not result in the Purchaser (individually or together with any other person or entity with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred. The Purchaser does not presently intend to, along or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of each Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred.
3.7    Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing from the time that the Purchaser first learned of the material terms of this offering (whether by written or oral communication) until the date hereof. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
3.8    “Bad Actor” Matters. The Purchaser hereby represents that no Disqualification Events are applicable to Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this 3.8, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.
3.9    Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.
4.    Conditions to Closing.
4.1    Conditions to Obligations of Purchaser at Each Closing. The Purchaser’s obligation to purchase the Shares at the Initial Closing and each Subsequent Closing is subject to the fulfillment to the Purchaser’s reasonable satisfaction, on or prior to the Initial Closing or such Subsequent Closing, as applicable, of all of the following conditions, any of which may be waived by the Purchaser:
(a)    Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Applicable Closing Date with the same force and effect as if they had been made on and as of said date (expect to the extent any such representation or warranty is made as of another specific date, in which case such representation or warranty shall be so true and correct as of such date) and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchaser.
(b)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to the Purchaser, the certificates required by Section 4.1(a) and 4.1(e) this Agreement.
(c)    Satisfaction of Applicable Milestone. The Applicable Milestone with respect to such Initial Closing or Subsequent Closing, as the case may be, as set forth on Exhibit A, shall have been satisfied or waived by the Purchaser in writing.
(d)    Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of each Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s Knowledge, threatened by the SEC, or any governmental authority having jurisdiction over this transaction. At the time of each Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
(e)    Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the applicable committee to which the board of directors has delegated its authority relating to the transactions contemplated hereby and the resolutions of the board of directors relating the formation of such committee (a copy of which shall be included with such certificate).
(g)    Trading and Listing. Trading and listing of the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.
(g)    Market Listing. The Company shall have complied with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Principal Market with respect to the issuance of the Shares being issued at such Closing. To the extent required by the rules of the Nasdaq Stock Market LLC (“Nasdaq”), the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and, to the extent so filed, Nasdaq shall have raised no objection with respect thereto.
(h)    Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.
(i)    Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.
(j)    Opinion. The Company shall have delivered to the Purchaser the opinion of Cooley LLP, counsel to the Company, dated as of the Applicable Closing Date, in form, substance and scope customary for opinions of counsel in comparable transactions.
(k)    Side Letter.    At the Initial Closing, the Company and the Purchaser shall have executed and delivered a Letter Agreement, dated the date of the Initial Closing, and satisfactory in form and substance to the Company and the Purchaser, with respect to the SOLAR clinical trial, confidentiality obligations and certain other matters (the “Side Letter”).
4.2    Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Initial Closing and each Subsequent Closing is subject to the fulfillment to the Company’s

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable satisfaction, on or prior to the Initial Closing or such Subsequent Closing, of the following conditions, any of which may be waived by the Company:
(a)    Representations and Warranties True. The representations and warranties made by the Purchaser in Section 3 shall be true and correct in all material respects on the Applicable Closing Date with the same force and effect as if they had been made on and as of said date.
(b)    Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Applicable Closing. The Purchaser shall have delivered the Applicable Purchase Price, by wire transfer, to the account designated by the Company for such purpose.
(c)    Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Applicable Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s Knowledge, threatened by the SEC, or any governmental authority having jurisdiction over this transaction. At the time of the Applicable Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
4.3    Termination of Obligations to Effect Closing; Effects.
(a)    Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to consummate the Initial Closing or any Subsequent Closing, as the case may be, may be terminated as follows:
(i)    Upon the mutual written consent of the Company and the Purchaser;
(ii)    By the Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment other than as the result of any action or inaction by the Company, and shall not have been waived by the Company;
(iii)    By the Purchaser if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment other than as the result of any action or inaction by the Purchaser, and shall not have been waived by the Purchaser; or
(iv)    By the Purchaser if any of the following events occurs prior to the Initial Closing or any Subsequent Closing, as the case may be: (A) if the U.S. Food and Drug Administration (or foreign equivalent), an Institutional Review Board, an ethics committee or a data safety monitoring committee requires the Company to suspend or terminate the Company’s SOLAR clinical trial (and in the case of suspension, such suspension is not lifted within six months), (B) the achievement of a Milestone Event set forth on Exhibit A is delayed for longer than 12 months after the applicable Target Closing Date set forth on Exhibit A for such milestone, (C) the Company initiates or publicly announces its intention to discontinue (1) the Company’s SOLAR clinical trial, or (2) progressing Cobomarsen for the treatment of hematological malignancies (other than for success), (D) a change of control of the Company (whether by merger, consolidate, a sale of substantially all of its assets, reorganization or otherwise) or (E) the filing of a bankruptcy petition by or against the Company.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Effect of Termination. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
5.    Additional Covenants.
5.1    Reporting Status. The Company agrees to use its commercially reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will take such actions as a Purchaser may reasonably request, to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.
5.2    Listing. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock, including the Shares, on the Principal Market or an alternative national securities exchange (as defined in the Exchange Act) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges, if and as applicable.
5.3    Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.
5.4    Non-Public Information. The Purchaser acknowledges and agrees that any and all information (whether in written, oral, electronic or digital format and whether or not designated as Confidential Information elsewhere in this Letter Agreement) provided to the Purchaser by the Company pursuant to this Agreement will be considered Confidential Information subject to the Confidentiality Agreement, dated September 19 2017, between the Company and the Purchaser (the “Confidentiality Agreement”). The Purchaser further acknowledges that certain of such Confidential Information will constitute material non-public information and the Purchaser is aware (and, if applicable, its representatives who are apprised of this matter have been advised) that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Purchaser agrees that it will not trade any securities of the Company until such time that such Confidential Information no longer constitutes material non-public information and that it will not use any such Confidential Information in contravention of the United States securities laws.
6.    Miscellaneous.
6.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof, and the federal laws of the United States.
6.2    Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
6.3    Entire Agreement. This Agreement, the Side Letter and the Confidentiality Agreement, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
6.4    Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6.5    Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon any holder of any Shares purchased under this Agreement, each future holder of all such securities, and the Company.
6.6    Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other parties for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.
6.7    Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be delivered (a) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or by electronic mail, or (b) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by facsimile or electronic mail, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:
if to the Company, to:

Miragen Therapeutics, Inc.
6200 Lookout Road
Boulder, Colorado 80301
Attention: William S. Marshall
Facsimile: (303) 531-5094
Email: bmarshall@miragen.com

with a copy to (which shall not constitute notice hereunder):

Cooley LLP
380 Interlocken Crescent
Suite 900
Broomfield, Colorado 80021
Attention: Brent D. Fassett
Facsimile: (720) 566-4099
Email: fassettbd@cooley.com

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

if to the Purchaser, to:

The Leukemia & Lymphoma Society, Inc.
3 International Drive, Suite 200
Rye Brook, New York 10573
Attention: Rosemarie Loffredo and J.R. Miller
Facsimile: (914) 801-8897
Email: rosemarie.loffredo@lls.org; jr.miller@lls.org

and

The Leukemia & Lymphoma Society, Inc.
3 International Drive, Suite 200
Rye Brook, New York 10573
Attention: Deborah Matz
Facsimile: (914) 801-8897
Email: deborah.matz@lls.org

with a copy to (which shall not constitute notice hereunder):

The Leukemia & Lymphoma Society, Inc.
3 International Drive, Suite 200
Rye Brook, New York 10573
Attention: Lee Greenberger, Ph.D.
Facsimile: (914) 821-8415
Email: lee.greenberger@lls.org

and

Covington & Burling LLP
New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Ellen B. Corenswet
Facsimile: 646-441-9256
Email: ecorenswet@cov.com

6.8    Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.9    Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.10    Waiver of Conflicts. Each Party to this Agreement hereby acknowledges that Cooley LLP, counsel for the Company, has in the past performed and may continue to perform legal services for the Purchaser in matters unrelated to the transactions described in this Agreement.  Accordingly, the Purchaser hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Cooley LLP’s representation of the Purchaser in such unrelated matters and to Cooley LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[The Remainder of this Page is Blank]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

    IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

            MIRAGEN THERAPEUTICS, INC.

By:     /s/ William S. Marshall
Name:    William S. Marshall, Ph.D.
Title:     Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

THE LEUKEMIA & LYMPHOMA SOCIETY, INC.

By:     /s/ Rosemarie Loffredo
Name:    Rosemarie Loffredo
Title:     EVP & CFO

THE LEUKEMIA & LYMPHOMA SOCIETY, INC.

By:     /s/ Gordon Miller Jr.
Name:    Gordon Miller Jr.
Title:     SVP Finance and Controller

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
CLOSINGS

Closing	Aggregate Purchase Price	Applicable Number of Shares	Applicable Milestone	Target Closing Date
Initial Closing	$1,000,000	An aggregate number of shares of Common Stock equal to the Initial Closing Shares	Not applicable	Not applicable
Second Closing	$500,000	An aggregate number of shares of Common Stock equal to the Subsequent Closing Shares	[*]	[*]
Third Closing	$500,000	An aggregate number of shares of Common Stock equal to the Subsequent Closing Shares	[*]	[*]
Fourth Closing	$1,500,000	An aggregate number of shares of Common Stock equal to the Subsequent Closing Shares	[*]	[*]
Fifth Closing	$1,500,000	An aggregate number of shares of Common Stock equal to the Subsequent Closing Shares	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.